AMENDMENT AGREEMENT NO. 4

This AMENDMENT AGREEMENT NO. 4 (this “Amendment”) is made as of September 23, 2011, by and among BARON SELECT FUNDS, ON BEHALF OF ITS SERIES BARON PARTNERS FUND (the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”), STATE STREET BANK AND TRUST COMPANY, as operations agent for itself and the other Banks (in such capacity, the “Operations Agent”) and STATE STREET BANK AND TRUST COMPANY, as administrative agent for itself and the other Banks (in such capacity, the “Administrative Agent”; the Administrative Agent and the Operations Agent are collectively referred to herein as the “Agents”).

WHEREAS, the parties hereto wish to amend the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Aggregate Commitment Amount” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On September 23, 2011, the Aggregate Commitment Amount is $400,000,000.

(b) The definition of “Base Rate” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Base Rate” means the higher of (a) the Overnight LIBOR Rate plus 1.15% and (b) the Federal Funds Rate as in effect from time to time plus 1.15%.

(c) The definition of “Termination Date” is hereby amended by deleting the date “September 23, 2011” which appears in such definition and substituting in place thereof the date “September 21, 2012”.

§3. Amendment to Section 2 of the Credit Agreement. Section 2 of the Credit Agreement is hereby amended as follows:

(a) Section 2.06(a)(ii) of the Credit Agreement is hereby amended by deleting the words “at the rate of 1.25% above the LIBOR Rate determined for such Interest Period” which appear in Section 2.06(a)(ii) and substituting in place thereof the words “at the rate of 1.15% above the LIBOR Rate determined for such Interest Period”.

(b) Section 2.07(a) of the Credit Agreement is hereby amended by deleting Section 2.07(a) in its entirety and restating it as follows:

(a) During the Revolving Credit Period, the Borrower shall pay to the Operations Agent for the account of each Bank a commitment fee at the rate of 0.15% per annum on the daily amount by which the aggregate amount of such Bank’s Commitment Amount exceeded the aggregate outstanding principal amount of the Committed Loans made by such Bank.

§4. Amendment to Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety and substituting in place thereof the Schedule 1 attached hereto as Exhibit A.

§5. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s trust powers, (ii) have been duly authorized by all necessary action on the part of the Borrower, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law, (B) the Charter Documents of the Borrower, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, or (D) the most recent Prospectus and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Operations Agent to secure the Obligations).

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§6. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions precedent:

(a) the execution and delivery of this Amendment by the Borrower, the Banks, the Operations Agent and the Administrative Agent and the execution and delivery by the Borrower of an amended and restated Note made payable to State Street Bank and Trust Company;

(b) the receipt by the Operations Agent of a manually signed certificate from an authorized officer of the Borrower in form and substance satisfactory to the Operations Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the officers of the Borrower who are authorized to execute and take actions under this Amendment and the Loan Documents for and on behalf of the Borrower (or a certification from such officer that the officers who were identified in the certificate delivered pursuant to Section 5(b) of the Amendment Agreement No. 3 dated as of September 24, 2010 (the “Third Amendment Certificate”) remain authorized to execute and take actions under this Amendment and the Loan Documents), (ii) and attaching the Charter Documents and current Prospectus of the Borrower (or a certification from such officer that no changes to the Charter Documents or the Prospectus have been made to any such documents since such documents were delivered to the Bank with the Third Amendment Certificate), and (iii) duly authorized resolutions of the Trust’s Board of Trustees authorizing for the Borrower the transactions contemplated hereby; and

(c) the receipt by the Operations Agent from the Borrower, for the pro rata accounts of the Banks, of an amendment fee in cash in an amount equal to five (5) basis points on the amount of each Bank’s Commitment Amount.

§7 Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§8 Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BARON SELECT FUNDS, on behalf of itself and its series BARON PARTNERS FUND

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Title:	General Counsel

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Karen A. Gallagher
Name:	Karen A. Gallagher
Title:	Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:	/s/ David Schwartzbard
Name:	David Schwartzbard
Title:	Director

Exhibit A

Schedule 1

Banks	Commitment Amount	Commitment Percentage

State Street Bank and Trust Company	$300,000,000	75.00%

Domestic and LIBOR Lending Offices:
Copley Place, Tower 2
Boston, MA 02206
Attn: Karen A. Gallagher, Vice President
Tel: (617) 662-8626
Fax: (617) 988-9535

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY	$100,000,000	25.00%

Domestic Lending Office:
The Bank of Nova Scotia, New York Agency
720 King Street, 2nd Floor
Toronto, Canada M5V2T3
Attn. Rayan Karim
Tel: (212)225-5705
Fax: (212)225-5709

LIBOR Lending Office:
The Bank of Nova Scotia, New York Agency
720 King Street, 2nd Floor
Toronto, Canada M5V2T3
Attn. Rayan Karim
Tel: (212)225-5705
Fax: (212)225-5709

For non-funding or payment notices:

The Bank of Nova Scotia, New York Agency
One Liberty Plaza
New York, NY 10006
Attn. Burak Numanoglu, Director
Tel: (212)225-5298
Fax: (212)225-5254
Email: burak_numanoglu@scotiacapital.com

Total:	$400,000,000	100%

Borrower:

Baron Select Funds, on behalf of its series Baron Partners Fund
767 Fifth Avenue
New York, New York 10153
Attention: Chief Financial Officer
Tel: (212) 583-2000
Fax: (212) 583-2014

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